Exhibit 10.1

THIRD AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT

THIS THIRD AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT (this “Amendment”), dated and effective as of November 4, 2013, is made and entered into among GLOBAL CASH ACCESS, INC. (“GCA” or “Client”) and WELLS FARGO BANK, N.A. (“Wells Fargo”).

R E C I T A L S:

A.        Client and Wells Fargo entered into a Contract Cash Solutions Agreement, dated as of November 12, 2010 (as modified or amended from time to time, the “Agreement”).

B.        Client has requested that Wells Fargo extend the term of the Agreement through November 30, 2015, and subject to and on the terms and conditions of this Amendment, Wells Fargo has agreed to do so.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows, intending to be legally bound:

ARTICLE I

Definitions

Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

ARTICLE II

Amendments

Section 2.2.   Term.  Section XI.A is amended and restated in its entirety to read as follows:

“General.  The initial term of this Agreement, which expired on November 30, 2013, was previously extended through November 30, 2014, pursuant to a written amendment to the Agreement.   The Parties hereby agree to further extend the term of the Agreement to November 30, 2015.  In addition, the Agreement shall be renewed for additional one-year periods unless a Party gives at least 90 days’ prior written notice of its intent not to renew, provided, however, that each such renewal shall be subject to a written agreement about pricing and such other terms and conditions to be mutually agreed upon among the Parties (the “Stated Termination Date”), unless earlier terminated by a Party as provided in this Agreement (the “Actual Termination Date”).”

ARTICLE III

Representations and Warranties; Acknowledgments

Each of the Parties represents and warrants to the other that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite action on its part; and (ii) it is in compliance with the terms of the Agreement applicable to it.

ARTICLE IV

General Provisions

Section 4.1.     Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Section 4.2.     Facsimile Signatures.  Delivery by fax of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 4.3.     Section Headings.  The section headings in this Amendment are for purposes of reference only and shall not limit or affect any of the terms hereof.

Section 4.4.     Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of parties hereto and their respective successors and assigns, subject, however, to the requirements of Section XIII.D of the Agreement.

Section 4.5.     Governing Law.  The Governing Law shall govern this Amendment and the interpretation thereof.

Section 4.6.     Entire Agreement; Modification.  This Amendment constitutes the entire agreement between Wells Fargo and Client relating to the subject matter hereof and may not be changed orally, but only by written instrument signed by both Parties.  There are no restrictions, promises, warranties, covenants, or undertakings relating to the subject matter of this Amendment other than those expressly set forth or referred to herein.  Nothing in this Amendment alters or impairs the Agreement except for the amendments specifically provided herein.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed on its behalf by its duly authorized officers, as of the date and year written above.

GLOBAL CASH ACCESS, INC.		WELLS FARGO BANK, N. A.

By:	/s/ David Lopez	By:	/s/ Olga E. Wisnicky
	Name: David Lopez Title: Chief Executive Officer		Name: Olga E. Wisnicky Title: Vice President